UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:


[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]
[_]  Definitive Additional Materials


                         ESPEY MFG. & ELECTRONICS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------
     [_] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

--------------------------------------------------------------------------------
          2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
          3)   Filing Party:

--------------------------------------------------------------------------------
          4)   Date Filed:

--------------------------------------------------------------------------------

                         ESPEY MFG. & ELECTRONICS CORP.


                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 8, 2000

                            -------------------------


                                                            November 10, 2000



To the Shareholders of

     ESPEY MFG. & ELECTRONICS CORP.:


     You are cordially invited to attend the Annual Meeting of Shareholders of Espey Mfg. & Electronics Corp., which will be held at the Hilton Garden Inn, 125 South Broadway, Saratoga Springs, New York, on December 8, 2000, at 9:30 a.m., Eastern Standard Time, for the following purposes:

         1. To elect three Class A directors to serve for a three year term or until their respective successors are duly elected and qualify;

         2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending June 30, 2001; and

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on November 1, 2000, as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, said meeting or any adjournment thereof. The books for transfer of the Company's capital stock will not be closed.

     Even if you expect to attend the meeting in person, it is urged by the Company that you mark, sign, date and return the enclosed proxy. The proxy may be revoked at any time before it is voted and shareholders who execute proxies may nevertheless attend the meeting and vote their shares in person. Every properly signed proxy will be voted as specified unless previously revoked.

                                          By Order of the Board of Directors,

                                                 /s/ Peggy A. Murphy
                                                 -------------------
                                                 PEGGY A. MURPHY
                                                 Secretary

     Please make your specifications and sign and date the enclosed proxy and mail it promptly in the accompanying pre-addressed, postage-free envelope.

                         ESPEY MFG. & ELECTRONICS CORP.
                               233 Ballston Avenue
                        Saratoga Springs, New York 12866

                                 PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Espey Mfg. & Electronics Corp. (the "Company") for use in voting at the Annual Meeting of the Shareholders of the Company to be held at the Hilton Garden Inn, 125 South Broadway, Saratoga Springs, New York, on December 8, 2000, at 9:30 a.m., Eastern Standard Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice of Meeting. It is anticipated that the Notice of Annual Meeting of Shareholders, this Proxy Statement and the form of proxy will be mailed on or about November 10, 2000.

Voting and Revocability of Proxies

     Every properly dated, executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares represented by such proxy will be voted: (i)for the election of Class A directors nominated by the Board of Directors and (ii) for ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending June 30, 2001. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting thereof by voting in person at the Annual Meeting, by giving written notice to the Secretary prior to the Annual Meeting, or by signing and delivering a new proxy card bearing a later date.

     The Company's only class of voting securities is its Common Stock, par value $.33-1/3 per share (the "Common Stock"). Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. In accordance with the Company's By-Laws and applicable state law, the election of directors will be determined by a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote thereon, in person or by proxy, at the Annual Meeting. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-vote") will not be counted. Cumulative voting in connection with the election of directors is not permitted. In accordance with the Company's By-Laws and applicable state law, the affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve the other matters to be voted on at the Annual Meeting. Shares which are voted to abstain and broker non-votes are not counted as votes cast on any matter to which they relate.

     The By-Laws of the Company provide that the majority of the shares of the Common Stock of the Company issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Shares which are voted to abstain are considered as present at the Annual Meeting for the purposes of determining a quorum. Broker non-votes are considered as not present at the Annual Meeting for the purposes of determining a quorum.

Record Date and Share Ownership

     Only holders of Common Stock of record on the books of the Company at the close of business on November 1, 2000 will be entitled to vote at the meeting. There were outstanding and entitled to vote on November 1, 2000, 1,033,631 shares of Common Stock.

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation, as amended, provides that the Board of Directors shall consist of three classes of directors (Class A, Class B and Class C) with overlapping three-year terms. One class of directors is to be elected each year for a term extending to the third succeeding Annual Meeting after such election or until their respective successors are duly elected and qualify. The term of the three Class A directors expire at the current Annual Meeting. The Board of Directors has nominated three persons to stand for election as Class A directors.

     The votes will be cast pursuant to the enclosed proxyfor the election of each of the Class A nominees named below unless specification is made withholding such authority. Each of the nominees is presently a director of the Company. Should any of said nominees for Class A directors become unavailable, which is not anticipated, the proxies named in the enclosed proxy will vote for the election of such other persons as the Board of Directors may recommend. Proxies may not be voted for a greater number of persons than the nominees named.

     The names and business experience for the past five years of the three persons who have been nominated by the Board of Directors to stand for election as Class A directors at the Annual Meeting and the remaining directors whose terms are continuing until the 2001 or 2002 Annual Meeting appear below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES FOR CLASS A DIRECTOR.

           NOMINEES FOR CLASS A DIRECTORS-- TO SERVE AS DIRECTORS FOR
              A THREE YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING


                                                                                                            Period to
                                    Offices and                                                               Date
                                   Positions Held                                                           Served as
Name                        Age     with Company             Principal Occupation or Employment             Director
----                        ---    --------------            ----------------------------------             ---------
Howard Pinsley (1) . . . .  60     President and Chief       Howard Pinsley for more than the past five       1992
                                   Executive Officer         years has been employed by the Company
                                                             on a full-time basis as Program Director
                                                             prior to being elected Vice President-
                                                             Special Power Supplies on April 3, 1992.
                                                             On December 6, 1996, Mr. Pinsley was
                                                             elected to the position of Executive Vice
                                                             President. On June 9,1998 he was elected
                                                             to the positions of President and Chief
                                                             Operating Officer. Subsequently he became
                                                             Chief Executive Officer.

Alvin O. Sabo . .  . . . .  57            --                 Attorney engaged in private practice of law      1999
                                                             and Senior  Partner of the law  firm of
                                                             Donohue, Sabo, Varley & Armstrong,
                                                             P.C. in Albany,  NY since  1980.  Prior
                                                             to  that  position, he  was   Assistant
                                                             Attorney   General, State of New  York,
                                                             Department  of  Law for eleven years.

Carl Helmetag . . .  . . .  52           --                  President and CEO of UVEX Inc. in                1999
                                                             Providence, RI. From 1996 to 1999, he was
                                                             President and CEO of HEAD USA Inc.
                                                             Prior to that position, Mr. Helmetag was
                                                             Executive Vice President and then President
                                                             at Dynastar Inc. from 1978 to 1996. He is
                                                             an MBA graduate from The Wharton School
                                                             of Business, University of Pennsylvania.

                       CLASS B DIRECTORS -- SERVING FOR A
              THREE YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING


                                                                                                                 Period to
                                         Offices and                                                                Date
                                        Positions Held                                                           Served as
Name                           Age       with Company           Principal Occupation or Employment               Director
----                           ---      --------------          ----------------------------------               ---------
William P. Greene  . . . . . . 70       Vice President          Prior to his election as Vice President of         1992
                                        of Operations           Operations on March 1, 1999, he was Vice
                                                                President of Finance for ComCierge, LLC,
                                                                San Diego, CA, since August 1997. Prior to
                                                                that position, he was Vice President of
                                                                Operations for Bulk Materials International
                                                                Co., Newton, CT, from 1993 to July 1997.
                                                                From 1991 to 1993, Dr. Greene was
                                                                Associate Professor of Finance and
                                                                International Business, Pennsylvania State
                                                                University in Kutztown, PA. From 1985 to
                                                                1990, he was Associate Dean of the School
                                                                of Business, United States International
                                                                University, San Diego, CA. From 1992 to
                                                                1995, he was Chairman of the Department
                                                                of Business, Skidmore College, Saratoga
                                                                Springs, NY. Prior to that he had been
                                                                employed as an officer for several
                                                                financial institutions.

Seymour Saslow  .  . . . . . . 79          --                   Senior Vice President since December 6,           1992
                                                                1996. Prior to being elected to Senior Vice
                                                                President, Mr. Saslow served as Vice
                                                                President-Engineering since April 3, 1992.
                                                                Mr. Saslow resigned as an executive officer
                                                                effective December 31, 1999.

Gerald B.H. Solomon. . . . .   70          --                   President and Chief Executive Officer of          1999
                                                                The Solomon Group, an international
                                                                consulting firm providing strategic advice
                                                                and counsel to corporations worldwide.
                                                                Prior to becoming President of the
                                                                Solomon Group, he retired from the
                                                                United States Congress where he served
                                                                as a congressman from New York State
                                                                for twenty years.

                       CLASS C DIRECTORS -- SERVING FOR A
              THREE YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

                                                                                                                    Period to
                                           Offices and                                                                Date
                                          Positions Held                                                            Served as
Name                            Age        with Company          Principal Occupation or Employment                 Director
----                            ---       --------------         ----------------------------------                 ---------
Paul J. Corr    . . . . . . . . 56             --                Certified Public Accountant and a Professor          1992
                                                                 of Business, Skidmore College, in Saratoga
                                                                 Springs, NY, since 1981, currently
                                                                 holding the position of Associate
                                                                 Professor;  Mr. Corr is also a
                                                                 shareholder  in the Latham, New
                                                                 York accounting firm of Rutnik,
                                                                 Matt & Corr, P.C.

                       CLASS C DIRECTORS -- SERVING FOR A
              THREE YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

                                                                                                                    Period to
                                           Offices and                                                                Date
                                          Positions Held                                                            Served as
Name                            Age        with Company          Principal Occupation or Employment                 Director
----                            ---       --------------         ----------------------------------                 ---------
Barry Pinsley (1)    . . . . .  58      Non-Executive Officer      Certified Public Accountant who for five           1994
                                                                   years acted as a consultant to the Company
                                                                   prior to his election as a Vice President-
                                                                   Special Projects on March 25, 1994. On
                                                                   December 6, 1997, Mr. Pinsley was elected
                                                                   to the position of Vice President-Investor
                                                                   Relations and Human Resources, from which
                                                                   he resigned on June 9, 1998. Mr. Pinsley
                                                                   has been a practicing Certified Public
                                                                   Accountant in Saratoga Springs,
                                                                   New York since 1975.

Michael W. Wool      . . . . .  54              --                 Attorney engaged in private practice              1990
                                                                   of law and partner of the law firm
                                                                   of Langrock, Sperry & Wool, in
                                                                   Burlington, VT for more than the
                                                                   past five years

--------
(1)      Barry Pinsley and Howard Pinsley are cousins.

     None of the directors holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of the Securities Act of 1933 or any company registered as an Investment Company under the Investment Company Act of 1940.

     The only individuals currently considered executive officers of the Company not identified above are:

     Garry M. Jones, 60, Assistant Treasurer and Principal Accounting Officer of the Company since August 4, 1988. He was also the Principal Financial Officer from August 4, 1988 to September 10, 1993. Prior to being elected an officer of the Company, Mr. Jones was employed by the Company on a full-time basis as a Senior Accountant.

     John J. Pompay, Jr., 65, Vice President of Marketing and Sales since December 6, 1996. During the past five years and before being elected to his present position, Mr. Pompay was employed by the Company on a full-time basis as Director of Marketing and Sales.

     Peggy Murphy, 42, Secretary of the Company since December 11, 1998. She has been employed by the Company as Director of Human Resources since October 1998.

     David A. O'Neil,  35,  Treasurer  and  Principal  Financial  Officer  since
January 4, 2000. Mr. O'Neil is a Certified Public Accountant who, prior to joining the Company, was a Senior Manager at the accounting firm of KPMG LLP.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the Company's fiscal year ended June 30, 2000, the Board of Directors held a total of 8 meetings, and each director then in office attended at least 75% of such meetings.

     The Board has a standing Audit Committee whose members are Paul J. Corr, Chairman, Alvin O. Sabo and Michael W. Wool. The functions of this Committee include reviewing the engagement of the independent accountants, the scope and timing of the audit and any non-audit services to be rendered by the independent accountants, reviewing with the independent accountants and management the Company's policies and procedures with respect to internal auditing, accounting and financial controls, and reviewing the report of the independent accountants upon completion of its audit. During the fiscal year ended June 30, 2000, the Committee held 8 meetings, and each Committee member attended at least 75% of such meetings.

     The Board has a standing Stock Option Committee whose members are Howard Pinsley, Paul Corr and Barry Pinsley. The functions of this Committee include determining to whom, and the time or times at which, options will be granted, the number of shares of common stock that comprise each option and the exercise price and vesting schedule for options granted pursuant to the Company's 2000 Stock Option Plan. During the fiscal year ended June 30, 2000, the Stock Option Committee held 1 meeting, and each member was in attendance.

     There is no standing nominating or compensation committee of the Board of Directors, or committees performing similar functions with the exception of the Stock Option Committee.

                            COMPENSATION OF DIRECTORS

     The Company's standard arrangement compensated each director of the Company an annual fee in the amount of $10,000 for being a member of the Board of Directors. Each Director that also served as a member of the Audit Committee was compensated an additional annual fee of $5,000. These fees are paid monthly to the Directors. Barry Pinsley was paid $15,975 for additional services in connection with his duties as a director for the fiscal year ended June 30, 2000. Effective April 1, 1999 employees of the Company that also serve on the Company's Board of Directors or any committee thereof do not receive director's fees.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes the annual compensation for each of the fiscal years ended June 30, 2000, June 30, 1999 and June 30, 1998 received by
(i) all persons serving as the Company's Chief Executive Officer (or acting in a similar capacity) and (ii) the other three highest paid executive officers of the Company who were such as of June 30, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term
                                                                                  Compensation
                                                                                  ------------
                                                                                   Securities
    Name and                                        Annual Compensation            Underlying          All Other
Principal Position           Fiscal Year          Salary             Bonus          Options          Compensation(1)
------------------           -----------          ------             -----         ----------        ---------------
Howard Pinsley                 2000              $160,520           $25,000          1,500               $ 8,623
President and Chief            1999              $127,700           $     0              0               $11,492
Executive Officer              1998              $120,125           $25,000              0               $15,961

Seymour Saslow (2)             2000              $111,150           $25,000            700               $ 1,237
Senior Vice President          1999              $124,625           $     0              0               $10,568
                               1998              $119,625           $25,000              0               $15,024

William P. Green               2000              $116,270           $     0            600               $ 6,414
Vice President of              1999              $ 37,650           $     0              0               $     0
Operations (3)

John J. Pompay, Jr.            2000              $237,816           $20,000            600               $ 8,822
Vice President of              1999              $189,399           $     0              0               $ 8,679
Marketing and Sales            1998              $176,297           $     0              0               $12,314

----------
(1) Represents (a) the cash and market value of the shares allocated for the respective fiscal years under the Company's Employee Retirement Plan and Trust (the "ESOP") to the extent to which each named executive officer is vested, and (b) directors' fees through April 30, 1999 except for Mr. Pompay. Effective April 1, 1999 employees of the Company that also serve on the Company's Board of Directors or any committee thereof do not receive director's fees.

(2) Represents wages as both an executive officer and non-executive officer. Mr. Saslow resigned as Senior Vice President on December 31, 1999.

(3)  Mr. Greene's employment with the Company commenced in February, 1999.

                          OPTION GRANTS IN FISCAL 2000

                                                                                                      Potential
                                                                                                      Realizable
                                                                                                       Value at
                                                                                                     Assumed Annual
                           Number of         Percent                                                 Rates of Stock
                           Securities        of Total                                              Price Appreciation
                           Underlying        Options                                               for Option Term (1)
                           Options           Granted to       Exercise        Expiration           -------------------
Name                       Granted           Employees         Price             Date              5% ($)      10%($)
----                       ----------        ----------       --------        ----------           ------      ------
Howard Pinsley             1,500                13%            $ 13.25         03/01/2010           12,495      31,680

William P. Greene          600                   5%            $ 13.25         03/01/2010           4,998       12,672

John J. Pompay Jr.         600                   5%            $ 13.25         03/01/2010           4,998       12,672

David A.  O'Neil           600                   5%            $ 13.25         03/01/2010           4,998       12,672

----------
(1) Amounts reflect certain assumed rates of appreciation set forth in the Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises will depend on future performance of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The values in these columns assume that the fair market value on the date of grant of each option was equal to the exercise price thereof.

     In accordance with the 2000 Stock Option Plan the above options are exercisable anytime after March 1, 2002. Accordingly, no options were exercised by the above named executive officers in fiscal 2000.

Insurance

     The executive officers of the Company are covered under group life and medical and health plans which do not discriminate in favor of the officers of the Company and which are available generally to all salaried employees. The directors of the Company are offered the same insurance plans with the exception of the group life plan.

     The Company maintains insurance coverage, as authorized by Section 727 of the New York Business Corporation Law, providing for (a) reimbursement of the Company for payments it makes to indemnify officers and directors of the Company, and (b) payment on behalf of officers and directors of the Company for losses, costs and expenses incurred by them in any actions.

                            EMPLOYMENT CONTRACTS

     The Company has entered into an employment contract with John J. Pompay Jr. in connection with his duties as Vice President of Marketing and Sales. The contract was effective as of January 4, 1999 and terminated on December 31, 1999 subject to a one year option. Effective January 1, 2000 the one year option was exercised extending the contract through December 31, 2000. The contract provides for a minimum base annual salary of $117,000 plus commissions at the rate of 3% on all payments received by the Company against Mr. Pompay's open orders booked up to and including December 31, 1996, and 1% on all payments received against orders booked by the Company between January 1, 1997 and December 31, 1998. The contract further provides that if Mr. Pompay's employment is terminated by the Company prior to the expiration date, other than for cause, he will continue to receive his full salary for six months after the termination date and the Company will pay him commissions due on all orders when payment is received. The contract also provides for a restrictive covenant of non-competition by Mr. Pompay for a period of two years upon termination for cause or termination of the contract by Mr. Pompay. At the end of the contract term Mr. Pompay has the option to accept at the time of his voluntary resignation as an executive officer, an employment contract as a non-executive officer in which he would receive full compensation for 13 weeks and then for the next 104 weeks receive $1,000 per week.

     As part of a management succession plan as implemented by the Board of Directors in June 1998, the Company entered into agreements with the following then named executive officers: Joseph Canterino, Barry Pinsley, Seymour Saslow and Herbert Potoker. The contracts provide for the resignation of the above officers from their positions as executive officers and for them to be compensated in accordance with their respective agreements. The effective date of the resignations of Mr. Canterino and Mr. Barry Pinsley as executive officers was June 9, 1998. The effective date of the resignation of Mr. Potoker as an executive officer was December 31, 1998. The effective date of the resignation of Mr. Saslow as an executive officer is December 31, 1999. The compensation to be paid under the agreements is $1,000 per week for Messrs. Canterino, Saslow and Potoker and $500 per week for Mr. Pinsley during such two year period. In the event of a named executive officer's death, the Company is obligated to continue the payments as scheduled under the terms of the agreements.

     All of the named executive officers' contracts contain a restrictive covenant regarding non-competition with the Company during the term of the agreement and for a period of five years after the termination of the agreement and an agreement regarding the treatment of confidential information.

                          EMPLOYEE STOCK OWNERSHIP PLAN

     The Board of Directors of the Company adopted on June 2, 1989 effective as of July 1, 1988, and thereafter amended and restated on June 30, 1994, an Employee Retirement Plan and Trust (the "ESOP") to provide retirement benefits to eligible employees of the Company including officers and to enable such employees to share in the ownership of the Company. The ESOP used the proceeds of a loan from the Company to purchase on June 5, 1989 from the Company 316,224 shares of the Company's Common Stock for approximately $8.4 million and the Company on the same date contributed $397,500 to the ESOP which was used by the ESOP to purchase from the Company 15,000 shares of the Company's Common Stock. The loan from the Company to the ESOP is repayable in annual installments of $1,039,065 including interest at the rate of 9% per annum through June 30, 2004.

     The assets of the ESOP are intended to be invested primarily in Common Stock of the Company and it is intended that at all times the ESOP will constitute a qualified plan under the Internal Revenue Code. By providing its employees with a convenient vehicle for accumulating capital for their future economic security, the Company believes that the ESOP will assist it in attracting and retaining capable personnel.

     All employees of the Company, other than those covered under a collective bargaining agreement, who have completed one year of service and are 21 years or older, are eligible to participate in the ESOP. For each plan year the Company's contributions may be paid to the trustee of the ESOP in such amount as may be determined by the Board of Directors, provided, however, that the Company has agreed to make contributions sufficient to discharge the ESOP's loan obligations with respect to its aforementioned purchase of the Company's Common Stock. Contributions by the Company may be paid in cash or in shares of Common Stock of the Company. No participant is required or permitted to make contributions to the ESOP.

     With each principal and interest payment made by the ESOP on the loan obligation, a portion of the Company's Common Stock purchased with such loan proceeds will be allocated to participating employees. The allocation of the Company stock for any plan year will be credited to each participant's account on the basis of the ratio of such participant's compensation (up to a maximum of $100,000) to the aggregate compensation of all participants in the ESOP for such plan year; provided, however, that for each plan year the annual allocation with respect to any participant may not exceed the lesser of 25% of compensation or $30,000. In addition, a participant's account will be credited annually with a share of the investment earnings and losses of the ESOP, allocated in a manner similar to the above. Forfeitures will likewise be allocated among the remaining participants in a similar manner.

     As of June 30, 2000, there were 197,137 shares of the Company's Common Stock in the ESOP allocated to participants, of which 451 shares were allocated to William P. Greene, 7,251 shares were allocated to John J. Pompay, Jr., 6,843 shares were allocated to Howard Pinsley, 6,170 shares were allocated to Seymour Saslow, 433 shares were allocated to David A. O'Neil and 2,703 shares were allocated to Barry Pinsley.

     The trustee for the ESOP will vote the shares of the Company's Common Stock in accordance with instructions received from participants with respect to shares allocated to their respective accounts, and in accordance with instructions received from the plan administrator appointed by the Company with respect to shares not allocated to participants and with respect to shares allocated to participants for which voting instructions are not received from participants.

     Generally, no benefits are vested until the completion of three continuous years of service with the Company, as defined by the plan. At that time a participant's interest will be 20% vested; such vested interest will increase by 20% for each additional year of continuous service and will reach 100% after seven years. Upon death or upon attaining Normal Retirement Age, a participant will become 100% vested.

     At retirement, termination, death or permanent disability, a participant will be entitled to his or her vested benefit. Distribution of vested benefits will be made in accordance with the terms of the plan and in accordance with the Internal Revenue Code. Subject to certain exceptions, distributions must begin no later than April 1 following the calendar year in which the participant reaches age 70-1/2, even if the participant does not retire.

                             2000 STOCK OPTION PLAN

     On October 29, 1999, the Board of Directors of the Company adopted, and on January 4, 2000, the stockholders approved, the 2000 Stock Option Plan of the Company (the "2000 Plan"). As of June 30, 2000, the 2000 Plan was authorized to issue 150,000 shares of Common Stock. The Board adopted the 2000 Plan to ensure that the Company can provide equity incentives to employees, directors and other participants at levels determined appropriate by the Board. As of November 1, 2000, 11,500 stock options were granted under the 2000 Plan which vest over two years. Consideration for the options to be granted under the Plan is provided by the recipient's past, present and expected future contributions to the Company. No monetary consideration is provided by the recipient with respect to the grant of options.

     The 2000 Plan provides for the grant of options to officers, directors, key employees and consultants of the Company and its subsidiaries. Currently, all of the Company's employees, directors and consultants are eligible to participate in the 2000 Plan. The 2000 Plan is administered by the Stock Option Committee of the Board of Directors. The Stock Option Committee has the authority to determine to whom, and the time or times at which, options will be granted, the number of shares of Common Stock that comprise each option, whether to amend or reduce the exercise price of outstanding options, and the time or times at which each option granted under the 2000 Plan may be exercised; provided, however, that no option may be exercised later than 10 years after the date of grant. The 2000 Plan is not subject to the Employee Retirement Income Security Act of 1974. The 2000 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

     Except as may otherwise be provided by the Stock Option Committee as to non-qualified stock options, no option granted under the 2000 Plan is transferable, except in the event of a recipient's death or permanent disability. Incentive Stock Options ("ISOs") may be exercised by the holder (a) while he is an employee of the Company or (b) at such time as designated in the individual option agreement but in no event later than three months after termination of his employment, other than owing to death or permanent disability. In the event of a recipient's death or permanent disability, the recipient's ISOs may be exercised at any time prior to expiration of the ISOs, but in any event no later than one year after the date of his death or permanent disability. In the event of the recipient's death, the ISOs may be exercised by the person entitled to do so under the recipient's will or by the recipient's legal representative. Termination of employment or other relationship with the Company by a holder of non-qualified stock options will have the effect specified in the individual option agreement.

     The Board of Directors or the Stock Option Committee may at any time suspend or terminate the 2000 Plan except that (i) no such action may impair the rights of optionees under any option previously granted pursuant to the 2000 Plan and (ii) shareholder approval is required to effect any amendment to or change in the 2000 Plan that would: (a) increase the maximum number of shares which may be acquired pursuant to options granted under the 2000 Plan (except as to adjustments for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction as provided in the 2000
Plan); (b) change the minimum exercise price of an option; or (c) increase the maximum number of options issuable under the 2000 Plan.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding ownership of the Company's outstanding Common Stock as of November 1, 2000 by each person or group who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.

Name of                                         Amount and Nature               Percent
Beneficial Owner                              of Beneficial Ownership          of  Class
----------------                              -----------------------          ---------
Barry Pinsley                                  2,900.00-Direct                   8.0%
58 Washington Avenue                          80,164.00-Indirect(1)
Saratoga Springs, NY 12866

Dimensional Fund Advisors Inc.                74,500.00-Direct (2)               7.1%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

Franklin Resources, Inc.                      90,000.00-Direct (3)               8.6%
777 Mariners Island Blvd.
P.O. Box 7777
San Mateo, CA 94403-7777

The Adirondack Trust Company,                 280,585.00-Direct (4)             27.1%
as Trustee of the Company's Employee
Retirement Plan and Trust
473 Broadway
Saratoga Springs, NY 12866

----------
(1) Does not include 2,000 shares of common stock of the Company owned by the spouse of Barry Pinsley, beneficial ownership of which is disclaimed by Mr. Pinsley. The shares listed as indirectly owned by Barry Pinsley are 2,703 shares allocated to him as of June 30, 2000 as a participant in the Company's ESOP and 77,461 shares owned by the trust under the will of Ruth Pinsley of which Mr. Pinsley is trustee. Mr. Pinsley has the right to direct the manner in which such shares are to be voted.

(2) The information as to the number of shares of common stock of the Company that may be deemed beneficially owned by Dimensional Fund Advisors Inc. ("Dimensional") is from the Schedule 13G dated February 4, 2000 filed with the Securities and Exchange Commission (the "SEC"). Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 74,500 shares of Espey Mfg. & Electronics Corp. stock as of February 4, 2000, all of which shares are held in Dimensional investment companies, trusts and accounts. Dimensional, in its role as investment advisor and/or manager, disclaims beneficial ownership of all such shares. Dimensional, in its role as investment advisor and/or manager, reported sole voting power with respect to 74,500 shares.

(3) The information as to the number of shares of common stock of the Company that may be deemed beneficially owned by Franklin Resources, Inc. ("Franklin") is from the Schedule 13G, dated January 19, 2000 filed with the SEC. The Franklin statement indicated that Franklin's "investment advisory subsidiaries," have sole voting and dispositive power with respect to all of the shares of common stock shown in the table above for Franklin. The Franklin statement indicates that the common stock set forth in the table is beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect Franklin investment advisory subsidiaries. The statement also indicated that it filed the Schedule 13G on behalf of itself, Franklin Advisory, and Franklin's principal shareholders, Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders"), all of which are deemed beneficial owners of the shares of common stock shown in the above table for Franklin. Franklin and the Principal Shareholders disclaim any economic interest or beneficial ownership in any of the common stock shown in the table for Franklin.

(4) This information is from the Form 4 dated September 12, 2000 filed with the SEC by the Trustee on behalf of the Company's ESOP. The ESOP Trustee has sole voting power with respect to unallocated common shares owned by the Trust, 84,048 shares as of September 13, 2000, as directed by the Plan Administrator appointed by the Company's Board of Directors. As to the common shares allocated to participants, 196,537 shares as of September 13, 2000, the ESOP Trustee has the power to vote such shares as directed by such Plan Administrator to the extent the participants do not direct the manner in which such shares are to be voted.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished as of November 1, 2000, as to each class of equity securities of the Company beneficially owned by all the Directors and by Directors and Officers of the Company as a Group:

Name of                                                          Amount and Nature                  Percent
Beneficial Owner                                              of Beneficial Ownership              of  Class
----------------                                              -----------------------              ---------
Paul J. Corr .............................................        3,000.00-Direct                    0.29%
William P. Greene ........................................          100.00-Direct                    0.05%
                                                                    451.00-Indirect

Michael W. Wool ..........................................          100.00-Direct                    0.01%

Barry Pinsley ............................................        2,900.00-Direct                    8.00%
                                                                 80,164.00-Indirect(1)(2)(3)

Seymour Saslow ...........................................          351.00-Direct                    0.63%
                                                                  6,170.00-Indirect (1)

John J. Pompay, Jr. ......................................        7,251.00-Indirect(1)               0.70%

Howard Pinsley ...........................................       42,134.00-Direct
                                                                  6,843.00-Indirect(1)               4.74%

Gerald B.H. Solomon ......................................            0.00- (4)                      0.00%

Alvin O. Sabo ............................................            0.00- (5)                      0.00%

Carl Helmetag ............................................        1,800.00-Direct                    0.22%
                                                                    500.00-Indirect(6)

David A. O'Neil ..........................................        1,000.00-Direct                    0.14%
                                                                    433.00-Indirect (1)

Garry M. Jones ...........................................        3,412.00-Indirect(1)               0.33%
Peggy Murphy .............................................        2,110.00-Indirect(1)               0.20%

Officers and Directors as a Group ........................       51,085.00-Direct                   15.33%
                                                                107,334.00-Indirect(7)

-----------
(1) Includes shares allocated to named director or executive officer as of June 30, 2000 as a participant in the Company's ESOP. Each such person has the right to direct the manner in which such shares allocated to him or her are to be voted by the ESOP Trustee.

(2) Excludes 2,000 shares owned by the spouse of Barry Pinsley. Beneficial ownership of the shares is disclaimed by Mr. Pinsley.

(3) Includes 77,461 shares owned by a testamentary trust of Ruth Pinsley, the deceased spouse of Sol Pinsley, former Chairman, President and Chief Executive Officer. As trustee of the trust, Barry Pinsley may be deemed the beneficial owner, as defined in Rule 13d-3, of the shares held by the trust.

(4) Excludes 400 shares owned by the spouse of Gerald B.H. Solomon. Beneficial ownership of the shares is disclaimed by Mr. Solomon.

(5) Excludes 1,000 shares owned by the spouse of Alvin O. Sabo. Beneficial ownership of the shares is disclaimed by Mr. Sabo.

(6) Includes 500 shares owned by the Molly K. Helmetag Trust. As trustee of the trust, Carl Helmetag may be deemed the beneficial owner, as defined in Rule 13d-3, of the shares held by the trust.

(7) Includes shares allocated to all directors and executive officers as a group as of June 30, 2000 who participate in the Company's ESOP. Each such person has the right to direct the manner in which such shares allocated to him or her are to be voted by the ESOP Trustee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As previously reported, the Company established and sold to the ESOP Trust on June 5, 1989, 331,224 shares of the Company's treasury stock at a price of $26.50 per share, which purchase price was funded by the Company making a cash contribution and loan. Each year, the Company makes contributions to the ESOP which are used to make loan interest and principal payments to the Company. With each such payment, a portion of the common stock held by the ESOP is allocated to participating employees. As of June 30, 2000, there were 197,137 shares allocated to participants. The loan from the Company to the ESOP is repayable in annual installments of $1,039,605, including interest, through June 30, 2004. Officers of the Company, including those who are also directors, are eligible to participate in the ESOP and to have shares and cash allocated to their accounts and distributed to them in accordance with the terms of the ESOP.

     The Company paid the law firm of Langrock,  Sperry & Wool, of which Michael
W. Wool, a director of the Company, is a partner, a total of $42,000 for legal services during the fiscal year ended June 30, 2000. The Company paid a director of the Company a total of approximately $15,975 and $15,600 for consulting services during the fiscal year ended June 30, 2000 and 1999, respectively.

                     BOARD OF DIRECTORS' PROPOSAL TO RATIFY
                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 30, 2001. Pricewaterhouse Coopers LLP was engaged by the Company on October 23, 1998. Also upon the recommendation of the Audit Committee, on October 23, 1998, the Board notified KPMG Peat Marwick LLP, the Company's independent accountants for the fiscal year ended June 30, 1998, that the Company would not engage them as independent accountants for the fiscal year ended June 30, 1999. During the Company's 1997 and 1998 fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with KPMG Peat Marwick LLP regarding any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     Unless otherwise specified by the shareholders, the shares represented by their properly executed proxies will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending June 30, 2001. The Company is advised by said firm that neither PricewaterhouseCoopers LLP nor any of its partners now has, or during the past three years had, any direct financial interest or material indirect financial interest or any connection with the Company.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from shareholders.

     The Audit Committee approved this change of the Company's independent accountants. If the stockholders do not ratify the appointment of
PricewaterhouseCoopers LLP, the Board will consider other independent accountants upon recommendation of the Audit Committee.

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  A  VOTE  FOR  RATIFICATION  OF  THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR ENDING JUNE 30, 2001.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that its officers, directors, and stockholders who own more than ten percent of the Company's equity securities have complied with all Section 16(a) filing requirements.

                                 ANNUAL REPORTS

     The Annual Report of the Company to the shareholders for the fiscal year ended June 30, 2000, including financial statements, accompanies this Proxy Statement. Such financial statements are not incorporated herein by reference.

     A copy of the Company's Annual Report on Form 10-K (including financial statements and schedules thereto) for the fiscal year ended June 30, 2000 filed with the Securities and Exchange Commission will be provided without charge upon the written request of shareholders to Espey Mfg. & Electronics Corp., attention: Investor Relations, 233 Ballston Avenue, Saratoga Springs, New York 12866. The Company's Form 10-K for the fiscal year ended June 30, 2000 can also be viewed electronically through a link at the Company's website (www.espey.com).

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any shareholder proposal which may be a proper subject for inclusion in the proxy statement and for consideration at the 2001 Annual Meeting must be received by the Company at its principal executive office no later than July 14, 2001, if it is to be included in the Company's 2001 proxy statement and proxy form.

                                  OTHER MATTERS

Proxy Solicitation

     The solicitation of the enclosed proxy is being made on behalf of the Board of Directors and the cost of preparing and mailing the Notice of Meeting, Proxy Statement and form of proxy to shareholders is to be borne by the Company.

Other Matters

     The Company is unaware of any other matter that will be brought before the meeting for action. If other matters should come before the meeting which require a shareholder vote, it is intended that the proxy holders will use their own discretion in voting on such other matters.



                                        By Order of the Board of Directors,

                                        /s/ Howard Pinsley
                                        ------------------------
                                        HOWARD PINSLEY
                                        President and Chief Executive Officer



November 10, 2000
Saratoga Springs, New York

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ESPEY MFG. & ELECTRONICS CORP.

                                 PROXY FOR THE
                      2000 ANNUAL MEETING OF SHAREHOLDERS
                                December 8, 2000

The undersigned hereby appoints Howard Pinsley and Barry Pinsley as Proxies, each with the power to appoint his substitute, and hereby authorizes them or any one of them to represent and to vote, as designated below, all the shares of common stock of ESPEY MFG. & ELECTRONICS CORP. which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Shareholders to be held on December 8, 2000 or any adjournment thereof.

Please be sure to sign and date Date this Proxy in the box below.

COMMON

1. Election of Class A Directors

   [ ] FOR all nominees listed below              [ ]  WITHHOLD AUTHORITY
      (except as marked to the contrary below)         to vote for all nominees
                                                       listed below

        CARL HELMETAG             HOWARD PINSLEY              ALVIN O. SABO

                Management recommends a vote FOR these nominees.

 INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "FOR" box above AND write the nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. Proposal to approve the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company.

    [ ] FOR                      [ ] AGAINST                 [ ] ABSTAIN

                 Management recommends a vote FOR this proposal.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                         Please be sure to sign and date
                          this Proxy in the box below.

                    ________________________________________
                                      Date

                    _________________________________________
                             Stockholder sign above

                    _________________________________________
                          Co-holder (if any) sign above

--------------------------------------------------------------------------------
       Detach here, sign, date and mail in postage paid envelope provided.


                         ESPEY MFG. & ELECTRONICS CORP.
--------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
                             FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ESPEY MFG. & ELECTRONICS CORP.

                                 PROXY FOR THE
                      2000 ANNUAL MEETING OF SHAREHOLDERS
                                December 8, 2000

The undersigned hereby appoints Howard Pinsley and Barry Pinsley as Proxies, each with the power to appoint his substitute, and hereby authorizes them or any one of them to represent and to vote, as designated below, all the shares of common stock of ESPEY MFG. & ELECTRONICS CORP. which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Shareholders to be held on December 8, 2000 or any adjournment thereof.

ESOP PLAN

1  Election  of Class A  Directors

   [ ] FOR all nominees listed below              [ ]  WITHHOLD AUTHORITY
      (except as marked to the contrary below)         to vote for all nominees
                                                       listed below

       CARL HELMETAG           HOWARD PINSLEY              ALVIN O. SABO

                Management recommends a vote FOR these nominees.

 INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "FOR" box above AND write the nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. Proposal to approve the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company.

   [ ] FOR                      [ ] AGAINST                 [ ] ABSTAIN

                 Management recommends a vote FOR this proposal.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


       Detach here, sign, date and mail in postage paid envelope provided.


                         ESPEY MFG. & ELECTRONICS CORP.
--------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------